Exhibit 1.1

Horace Mann Educators Corporation

6.85% Senior Notes due 2016

UNDERWRITING AGREEMENT

April 18, 2006

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue

4th Floor

New York, New York 10019

Ladies and Gentlemen:

Horace Mann Educators Corporation, a Delaware corporation (the “Company”), hereby confirms its agreement, subject to the terms and conditions stated herein, to issue and sell $125,000,000 aggregate principal amount of its debt securities having the terms specified on Schedule B (the “Securities”) to Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”) (this “Agreement”).

The Securities will be issued pursuant to an indenture dated June 9, 2005 between the Company and JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated June 9, 2005, and the second supplemental indenture to be dated as of the Closing Time (as defined below), each between the Company and the Trustee. The indenture, as supplemented by the supplemental indentures, are referred to herein as the “Indenture.”

The Company understands that Keefe Bruyette proposes to make a public offering of the Securities as soon as Keefe Bruyette deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-111234), including the related preliminary prospectus or prospectuses, which registration statement has been declared effective under the Securities Act of 1933, as amended (the “1933 Act”), covering the registration of the securities specified therein. Promptly after the execution and delivery of this Agreement, the Company will file with the Commission pursuant to Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution for the Securities. The information included in such prospectus that was omitted from such registration statement at the time it was declared effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is hereinafter called a “preliminary prospectus.” Such registration statement, including the amendments thereto that relate to the Securities, the exhibits and any schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430B Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus in the form in which it currently appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such supplemented form of prospectus relating to the Securities, in the form in which it shall first be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented), is hereinafter called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus relating to the Securities, the Base Prospectus or the Prospectus or any amendment or supplement to any of the foregoing relating to the Securities shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that are “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus relating to the Securities or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Registration Statement under the Securities Exchange Act of 1934, as amended (the “1934 Act”), any preliminary prospectus relating to the Securities or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus relating to the Securities or the Prospectus shall be deemed to mean and include the filing of any document that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties and Agreements.

(a) Representations and Warranties by the Company. The Company represents and warrants to Keefe Bruyette as of the date hereof as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement and any post-effective amendments thereto relating to the Securities, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and (c) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto relating to the Securities has been issued and any post-effective amendment thereto under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information relating to the Registration Statement and any post-effective amendment thereto relating to the Securities has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto relating to the Securities became effective, the Registration Statement and any such amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto relating to the Securities, at the time the Prospectus or any such amendment or supplement was issued, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Base Prospectus, each preliminary prospectus and the Prospectus relating to the Securities filed as part of the Registration Statement as originally filed or as part of any amendment thereto relating to the Securities, or filed pursuant to Rule 424, when so filed complied in all material respects with the 1933 Act and the 1933 Act Regulations. The Base Prospectus, each preliminary prospectus relating to the Securities and the Prospectus heretofore delivered to Keefe Bruyette for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus(as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 12:30 pm (Eastern time) on the date of this Agreement or such other time as agreed by the Company and Keefe Bruyette.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented

Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

“Statutory Prospectus” means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement relating to the Securities deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

Each Issuer-Represented Free Writing Prospectus, as of its issue date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus relating to the Securities deemed to be a part thereof that has not been superseded or modified, including any document incorporated by reference therein and any prospectus supplement relating to the Securities deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus relating to the Securities, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by Keefe Bruyette expressly for use therein.

(ii) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Keefe Bruyette expressly for use in the Registration

Statement, the General Disclosure Package or the Prospectus as amended or supplemented relating to such Securities.

(iii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, and except as set forth therein or contemplated thereby, there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development reasonably likely to result in a material adverse change, in or affecting the business, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(iv) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

(v) Good Standing of Material Subsidiaries. The subsidiaries of the Company listed on Schedule C constitute all of the “significant subsidiaries” of the Company, as such term is defined in paragraph (w) of Rule 1-02 of Regulation S-X (17 CFR § 210.1-01, et seq.) (the “Material Subsidiaries”). Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus. Each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. All of the issued and outstanding capital stock of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is held legally and beneficially by the Company directly or through wholly-owned subsidiaries, free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package and as set forth in or contemplated by the Prospectus.

(vi) Authorization of the Indenture. The Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Closing Time for such Securities, the Indenture will have been duly executed and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the General Disclosure Package and the Prospectus as amended or supplemented with respect to such Securities.

(vii) Absence of Conflicts and Further Requirements. The issue and sale of the Securities and the compliance by the Company with the provisions of the Securities, the Indenture and this Agreement with respect to such Securities, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party that is material to the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement with respect to such Securities or the Indenture, except such as have been, or will have been prior to the Closing Time, obtained under the 1933 Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by Keefe Bruyette.

(viii) Insurance Subsidiaries. Except as disclosed in the General Disclosure Package and as set forth in or contemplated by the Prospectus, each of Horace Mann Lloyds, Horace Mann Property & Casualty Insurance Company, Horace Mann Insurance Company, Teachers Insurance Company, Horace Mann Life Insurance Company and Allegiance Life Insurance Company (collectively referred to as the “Insurance Subsidiaries”) is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under, and is in compliance with the requirements of, the insurance laws and regulations of its jurisdiction of incorporation and the insurance laws and regulations of the jurisdictions that are applicable to each such Insurance Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to be so licensed or so comply or file would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. Except as otherwise described in the General Disclosure Package or the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of the Insurance Subsidiaries, except for any such orders or decrees that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(ix) No Changes In Insurance Reserving Practices. Except as disclosed in the General Disclosure Package and as set forth in or contemplated by the Prospectus, the Company and its Insurance Subsidiaries have made no changes in their insurance reserving practices since the most recent financial statements included or incorporated in the General Disclosure Package and the Prospectus, except for changes that would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

(x) Reinsurance Treaties. Except as disclosed in the General Disclosure Package and as set forth in or contemplated by the Prospectus, all material reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Prospectus and for such violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

(xi) Absence of Defaults. None of the Company or any of its subsidiaries as of the date of this Agreement is in violation of its charter or by-laws or other organizational documents in any material respect or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(xii) Absence of Proceedings. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

(xiii) Financial Statements. The statutory annual and quarterly statements of the Company’s subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in all material respects in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of such subsidiaries (on a statutory basis) for the period covered thereby.

(xiv) Ratings. The various ratings assigned to the Company’s Material Subsidiaries as of the date of this Agreement have not been lowered or threatened to be lowered by A.M. Best Company, Inc. (“A.M. Best”), Fitch, Inc. (“Fitch”), Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), as applicable, nor, to the Company’s knowledge, have such ratings been placed under surveillance or review by A.M. Best, S&P, Fitch, or Moody’s, as applicable.

(xv) Investment Company Act. The Company is not and, after giving effect to the issuance of the Securities, to the other transactions contemplated in the Prospectus and to the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xvi) Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, (i) the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; and (ii) since the date of the latest audited financial statements incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xvii) Disclosure Controls and Procedures. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(xviii) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent registered public accounting firm as required by the 1934 Act and 1934 Act Regulations.

(xix) Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to Keefe Bruyette shall be deemed a representation and warranty by the Company to Keefe Bruyette as to the matters covered thereby.

SECTION 2. Sale and Delivery to Keefe Bruyette; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Keefe Bruyette, and Keefe Bruyette agrees to purchase from the Company, the Securities at the purchase price of 99.045% of the principal amount thereof, plus accrued interest, if any, from April 18, 2006 to the Closing Time.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th St., New York, NY 10019, or at such other place as shall be agreed upon by Keefe Bruyette and the Company, at 9:00 A.M. (Eastern time) on April 21, 2006 or such other time not later than ten business days after such date as shall be agreed upon by Keefe Bruyette and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery of the Securities to be purchased.

(c) Denominations; Registration. The Company will deliver against payment of the purchase price the Securities in the form of one or more global certificates (the “Global Securities”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants. The Global Securities will be made available for examination and packaging by Keefe Bruyette in The City of New York not later than 10:00 A.M. (Eastern time) on the first business day immediately prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with Keefe Bruyette as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, as applicable, and will notify Keefe Bruyette immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus, in each case, relating to the Securities, shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the General Disclosure Package, the Prospectus or the Securities, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, in each case, relating to the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, in each case, as it relates to the offering of the Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings relating to the offering of the Securities necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b)

(without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus relating to the Securities transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. From the date hereof through the later of the Closing Time and the date that Keefe Bruyette is no longer subject to the prospectus delivery requirements under the 1933 Act and the 1933 Act Regulations, the Company will give Keefe Bruyette notice of its intention to file or prepare any amendment to the Registration Statement relating to the Securities (including any filing under Rule 462(b)), any amendment, supplement or revision to either any preliminary prospectus (including the Base Prospectus) or to the Prospectus, in each case, relating to the Securities, pursuant to the 1933 Act, will furnish Keefe Bruyette with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Keefe Bruyette or counsel for Keefe Bruyette shall reasonably object; provided, however, that this subsection shall not apply to the Company’s filings pursuant to the 1934 Act.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to Keefe Bruyette, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto relating to the Securities (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of expert, in each case, as it relates to the offering of the Securities. The copies of the Registration Statement and each amendment thereto relating to the Securities furnished to Keefe Bruyette will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to Keefe Bruyette, without charge, as many copies of each preliminary prospectus relating to the Securities as Keefe Bruyette may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to Keefe Bruyette, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as Keefe Bruyette may reasonably request. The Prospectus and any amendments or supplements thereto relating to the Securities furnished to Keefe Bruyette will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Keefe Bruyette or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Keefe Bruyette such number of copies of such amendment or supplement as it may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus but before the Closing Time there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify Keefe Bruyette and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company, promptly from time to time, will take such action as Keefe Bruyette reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as Keefe Bruyette reasonably may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Keefe Bruyette, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Keefe Bruyette represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any free writing prospectus consented to by Keefe Bruyette and the Company in accordance with the preceding two sentences is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, filing and delivery to Keefe Bruyette of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to Keefe Bruyette and dealers, (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(f), including the reasonable fees and disbursements of counsel for Keefe Bruyette in connection with such qualification and in connection with the any Blue Sky Memorandum or Legal Investment Survey; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for Keefe Bruyette in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of printing or reproducing the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 4(a). It is understood, however, that, except as provided in this Section 4 and Section 6, Keefe Bruyette will pay all of its own costs and expenses, including the fees of its counsel and any advertising expenses connected with any offers it may make.

(b) Termination of Agreement. If this Agreement is terminated by Keefe Bruyette in accordance with the provisions of Section 5 (other than Section 5(i)) or Section 9(a)(i), the Company shall reimburse Keefe Bruyette for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Keefe Bruyette.

SECTION 5. Conditions of Keefe Bruyette’s Obligations. The obligations of Keefe Bruyette hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration

Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement, the Prospectus or the Securities shall have been complied with to the reasonable satisfaction of counsel to Keefe Bruyette.

(b) Opinion of Counsel for Company. At Closing Time, Keefe Bruyette shall have received the favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for Keefe Bruyette, to the effect set forth in Exhibit A hereto, together with signed or reproduced copies of such letter for each of the other underwriters, if any.

(c) Opinion of General Counsel. At Closing Time, Keefe Bruyette shall have received the favorable opinion, dated as of Closing Time, of Ann M. Caparros, Esq., general counsel for the Company, in form and substance satisfactory to counsel for Keefe Bruyette, to the effect set forth in Exhibit B hereto, together with signed or reproduced copies of such letter for each of the other underwriters, if any.

(d) Opinion of Counsel for Keefe Bruyette. At Closing Time, Keefe Bruyette shall have received the favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for Keefe Bruyette, together with signed or reproduced copies of such letter for each of the other underwriters, if any. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Keefe Bruyette. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the preliminary prospectus, the General Disclosure Package or the Prospectus as of the execution of this Agreement or the Applicable Time, any material adverse change in the business, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, and Keefe Bruyette shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, Keefe Bruyette shall have received from KPMG a letter dated such date, in form and substance satisfactory to Keefe Bruyette, together with signed or reproduced copies of such letter for each of the other underwriters, if any, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At Closing Time, Keefe Bruyette shall have received from KPMG a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(i) No Termination Event. Between the date hereof and the Closing Time, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(j) Additional Documents. At Closing Time, counsel for Keefe Bruyette shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to Keefe Bruyette and counsel for Keefe Bruyette.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Keefe Bruyette by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Keefe Bruyette. The Company agrees to indemnify and hold harmless Keefe Bruyette, its affiliates (as such term is defined in rule 501(b) under the 1933 Act) (“Affiliates”), its selling agents, and each person, if any, who controls Keefe Bruyette within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto relating to the Securities), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus relating to the Securities, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto relating to the Securities), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto relating to the Securities), including the Rule 430B Information, if applicable, or any preliminary prospectus relating to the Securities, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto relating to the Securities); provided further that the parties acknowledge and agree that the only information that Keefe Bruyette has furnished to the Company specifically for inclusion in the Registration Statement, preliminary prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto relating to the Securities) is the information appearing in the third, fourth and fifth paragraphs under the heading entitled “Underwriting” in the preliminary prospectus and the Prospectus.

(b) Indemnification of Company, Directors and Officers and Selling Shareholder(s). Keefe Bruyette agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto relating to the Securities), including the Rule 430B Information, if applicable, or any preliminary prospectus relating to the Securities, or any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto relating to the Securities) in reliance upon and in conformity with written information furnished to the Company by Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto relating to the Securities) or such preliminary prospectus relating to the Securities, or any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto relating to the Securities); provided that the parties acknowledge and agree that the only written information that Keefe Bruyette has furnished to the Company specifically for inclusion in the Registration Statement, preliminary prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto relating to the Securities) is the information appearing in the third, fourth and fifth paragraphs under the heading entitled “Underwriting” in the preliminary prospectus and the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party in writing (which approval shall not be unreasonably withheld) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would (in the opinion of counsel to the indemnified party) present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that there may be separate or different legal defenses available to the indemnified party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified in writing to employ separate counsel at the expense of the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Keefe Bruyette on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Keefe Bruyette on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and Keefe Bruyette on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by Keefe Bruyette, on the other hand, in each case as set forth on the cover of the Prospectus, or, the corresponding location on

Schedule B bear to the aggregate price to public of the Securities as set forth on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Keefe Bruyette on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Keefe Bruyette agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, Keefe Bruyette shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls Keefe Bruyette within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of its Affiliates and selling agents shall have the same rights to contribution as Keefe Bruyette, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of Keefe Bruyette or its Affiliates or selling agents, any person controlling Keefe Bruyette, its officers or directors, or by or on behalf of the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. Keefe Bruyette may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the preliminary prospectus relating to the Securities, the General Disclosure Package or the Prospectus, any material adverse change in the business, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of Keefe Bruyette impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to Section 9(a), such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved]

SECTION 11. [Reserved]

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Keefe Bruyette shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of Syndicate Desk; notices to the Company shall be directed to it at 1 Horace Mann Plaza, Springfield, IL 62715-0001, attention of General Counsel.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon Keefe Bruyette, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Keefe Bruyette and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Keefe Bruyette and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Keefe Bruyette shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and Keefe Bruyette on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction Keefe Bruyette is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other third party, (iii) Keefe Bruyette has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether it has advised or is currently advising the Company on other matters) and Keefe Bruyette has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) Keefe Bruyette and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) Keefe Bruyette has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and Keefe Bruyette in accordance with its terms.

Very truly yours,

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Dwayne D. Hallman

Name:	Dwayne D. Hallman

Title:	Senior Vice President, Finance

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

/s/ J. Peter J. Bang

By:	J. Peter J. Bang, Principal
Authorized Signatory

SCHEDULE A

Name of Underwriter	Amount of Securities
Keefe, Bruyette & Woods, Inc.	100%
Total	100%

A-1

SCHEDULE B

Horace Mann Educators Corporation $125 million Senior Notes due 04/15/2016

Issuer:	Horace Mann Educators Corporation (“Horace Mann”)

Security offered:	$125 million aggregate principal amount of senior notes (the “Securities”).

Trade Date:	April 18th, 2006

Settlement Date:	April 21st, 2006

Maturity:	April 15th, 2016

Coupon:	6.85%

Pay Dates:	Semi-annual, 30/360 day count: April 15th and October 15th, Initial Coupon October 15th, 2006

Purchase Price (to Investors):	99.695% of par

Yield to Investors:	6.893%

Spread:	+190 basis points versus UST 4.500% due 2/16 (Strike Price: 96-6+ Strike Yield: 4.993%)

Redemption and Redemption Price:	Make-whole call (T+30)

Ranking:	The Securities are unsecured senior indebtedness

Registration:	SEC Registered, Shelf Takedown

Key Covenants:	Standard investment grade covenants

Use of Proceeds:	Approximately $74.0 million of the net proceeds will be used to reduce the amount currently outstanding under the Issuer’s bank credit agreement, which borrowings were used to retire other corporate indebtedness. The Issuer may reborrow these amounts under the terms of its bank credit agreement. Any remaining net proceeds will be used for general corporate purposes, and potentially to reduce other corporate indebtedness.

Underwriter:	Keefe, Bruyette & Woods

Cusip:	440327 AJ 3

The issuer has filed a registration statement (including a prospectus) with the SEC (File No., 333-111234) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or the “Investor Relations” section of the issuer’s web site at www.horacemann.com. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1(800) 966-1559.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

2

SCHEDULE C

Material Subsidiaries

Horace Mann Insurance Company

Horace Mann Life Insurance Company

Horace Property & Casualty Insurance Company

Teachers Insurance Company

C - 1

EXHIBIT A-1

April 21, 2006

(202) 955-8500	Client No. C 39267-00036

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Re:	6.85% Senior Notes due April 15, 2016 of Horace Mann Educators Corporation

Ladies and Gentlemen:

We have acted as counsel to Horace Mann Educators Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of $125,000,000 aggregate principal amount of 6.85% Senior Notes due April 15, 2016 (the “Designated Securities”) pursuant to the Underwriting Agreement, dated as of April 18, 2006 (the “Underwriting Agreement”), between the Company and you (the “Underwriter”). The Designated Securities are being issued pursuant to the Indenture, dated as of June 9, 2005 (the “Original Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 9, 2005 (the “First Supplemental Indenture”), between the Company and the Trustee and the Second Supplemental Indenture, dated as of April 21, 2006 (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee. This opinion letter is delivered to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Indenture, the Designated Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural

Keefe, Bruyette & Woods, Inc.

April 21, 2006

persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company is a validly existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

(2) The Company has the corporate power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Designated Securities and to perform its obligations thereunder.

(3) The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate action. The Underwriting Agreement has been duly executed and delivered by the Company.

(4) The execution, delivery and performance of the Designated Securities have been duly authorized by all necessary corporate action. The Designated Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The Designated Securities conform to the description thereof in the General Disclosure Package and the Prospectus, as amended or supplemented.

(5) The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action. The Indenture has been duly executed and delivered by the Company and, except for the provisions therein relating to indemnification and contribution, as to which we express no opinion, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Indenture conforms to the description thereof in the General Disclosure Package and the Prospectus, as amended or supplemented.

(6) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company is required to be obtained by the Company for the issue and sale by the Company of the Designated Securities being delivered as of the date hereof, except such as have been obtained under the 1933 Act and such

Keefe, Bruyette & Woods, Inc.

April 21, 2006

consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriter.

(7) The execution and delivery of the Underwriting Agreement and the Indenture and the issue and sale of the Designated Securities to the Underwriter will not result in (i) a violation of the Certificate of Incorporation or By-laws of the Company or (ii) a violation of the Delaware General Corporation Law or any law or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement and the Indenture.

(8) Insofar as the statements in the General Disclosure Package and the Prospectus under the captions “Description of the Notes,” “Description of the Debt Securities,” “Description of Capital Stock,” “Plan of Distribution” and “Underwriting” constitute a summary of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the 1933 Act and the 1933 Act Regulations relating to registration statements on Form S-3 and prospectuses.

(9) The Registration Statement has become effective under the 1933 Act.

(10) The Company is not, and, as a result of the offering and sale of the Designated Securities as contemplated in the Underwriting Agreement, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940.

(11) Pursuant to Section 309 of the Trust Indenture Act, the Indenture has been qualified under the Trust Indenture Act.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. The opinions in paragraph 1 above as to the corporate existence and good standing of the Company in the State of Delaware is rendered exclusively in reliance on the certificate of the Secretary of State of Delaware, a copy of which is attached hereto.

B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and, for purposes of paragraphs 1, 2, 3, 4, 5 and 7 above, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to

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April 21, 2006

render the opinions contained in paragraphs 1, 2, 3, 4, 5 and 7 above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

C. The opinions set forth in paragraphs 4 and 5 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

D. We express no opinion regarding any state securities laws or regulations or federal or state insurance laws or regulations. We express no opinion regarding any federal securities laws or regulations, except for the opinions set forth in paragraphs 6, 8, 9, 10 and 11 above.

E. We express no opinion regarding matters within the Underwriter’s knowledge in the opinion set forth in paragraph 8 above as to the statements in the Prospectus under the caption “Plan of Distribution”.

F. The opinions expressed above are solely for the Underwriter’s benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission, except that JPMorgan Chase Bank, N.A., in its capacity as Trustee under the Indenture, may rely on paragraphs 4 and 5 above (except for the last sentence of each such paragraph) as if they were addressed to it.

Very truly yours,

EXHIBIT A-2

April 21, 2006

(202) 955-8500	Client No. C 39267-00036

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Re:	6.85% Senior Notes due April 15, 2016 of Horace Mann Educators Corporation

Ladies and Gentlemen:

We have acted as counsel to Horace Mann Educators Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of $125,000,000 aggregate principal amount of 6.85% Senior Notes due April 15, 2016 (the “Notes”) pursuant to the Underwriting Agreement, dated as of April 18, 2006 (the “Underwriting Agreement”), between the Company and you (the “Underwriter”). The Notes are being issued pursuant to the Indenture, dated as of June 9, 2005 (the “Original Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 9, 2005 (the “First Supplemental Indenture”), between the Company and the Trustee and the Second Supplemental Indenture, dated as of April 21, 2006 (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee. This letter is delivered to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

In connection with the offering and sale of the Notes, we have reviewed the Company’s Registration Statement on Form S-3 (Registration No. 333-111234) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on December 16, 2003 for the registration of the Notes and the prospectus forming a part thereof, together with the documents incorporated therein by reference. We have reviewed the order of the Commission advising that the registration statement, as so amended, became effective under the Securities Act on December 30, 2003. The registration statement, in the form in which it became effective on December 30, 2003, is called the “Registration Statement.” The

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April 21, 2006

prospectus forming a part thereof, including the information incorporated therein by reference as updated or superseded as provided therein, consisting of the base prospectus contained in the Registration Statement and the prospectus supplement dated April 19, 2006, in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act on April 19, 2006, is called the “Prospectus.” In reliance on such order of the Commission, we are of the opinion that the Registration Statement has become effective under the 1933 Act. To our knowledge, based solely upon telephonic confirmation from the Staff of the Commission on April 20, 2006, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the General Disclosure Package and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus except insofar as such statements specifically relate to us.

On the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall have the meaning set forth in Rule 158(c) under the 1933 Act), or the General Disclosure Package or the Prospectus, as of each of their respective dates or as of the date hereof, were not appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the General Disclosure Package or the Prospectus, as of each of their respective dates or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The statements made in this letter are solely for the Underwriter’s benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission.

Very truly yours,

EXHIBIT B

April 21, 2006

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Re:	6.85% Senior Notes due April 15, 2016 of Horace Mann Educators Corporation

Ladies and Gentlemen:

I am the General Counsel of Horace Mann Educators Corporation, a Delaware corporation (the “Company”), and in that capacity I am familiar with the Underwriting Agreement, dated April 18, 2006 (the “Underwriting Agreement”), between the Company and you (the “Underwriter”). I have represented the Company in connection with the preparation, execution and delivery of the Underwriting Agreement and the offering and sale by the Company of $125,000,000 aggregate principal amount of 6.85% Senior Notes due April 15, 2016 (the “Designated Securities”) pursuant to the Underwriting Agreement. The Designated Securities are being issued pursuant to the Indenture, dated as of June 9, 2005 (the “Original Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 9, 2005 (the “First Supplemental Indenture”), between the Company and the Trustee and the Second Supplemental Indenture, dated as of April 21, 2006 (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee. This opinion letter is delivered to you pursuant to Section 5(c) of the Underwriting Agreement.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Underwriting Agreement, the Indenture, the Designated Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

(1) Each of the Company’s Material Subsidiaries is an existing corporation in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in or contemplated by the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed opposite the name of each such subsidiary on Annex A attached to this opinion.

(2) All of the issued capital stock of the Material Subsidiaries of the Company is owned by the Company, directly or indirectly, in each case free and clear of any material lien, adverse claim (as defined by Section 8-102 of the New York Uniform Commercial Code) or security interest, and all shares of such capital stock are validly issued, fully paid and nonassessable.

(3) The execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture, and consummation by the Company of the transactions provided for in the Underwriting Agreement and the Indenture, including, but not limited to, the issuance and sale of the Designated Securities to be sold by the Company under the Underwriting Agreement and the application of the net proceeds thereof as described in the Prospectus, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party that is material to the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement and the Indenture, respectively.

(4) To my knowledge, none of the Company or any of its Material Subsidiaries as of the date of this Agreement is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, except for such defaults that would not result in a material adverse effect on the Company and its subsidiaries taken as a whole.

(5) To my knowledge, except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings

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against or affecting the Company, any of its subsidiaries or any of their respective properties that would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, and no such actions, suits or proceedings are, to my knowledge, threatened.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Illinois and the United States of America, except that, to the extent the opinions set forth in paragraphs 1, 2, 3 and 4 above are necessarily based on the General Corporation Law of the States of California and Delaware, then such opinions shall be deemed rendered based on such laws only to the extent necessary. I am not admitted to practice in the States of California or Delaware; however, I am generally familiar with the General Corporation Law of the States of California and Delaware as currently in effect and have made such inquiries as I consider necessary to render the opinions contained in paragraphs 1, 2, 3 and 4 above. The opinions in paragraph 1 above as to the corporate existence and good standing of any of the Company’s Material Subsidiaries in the State of California is rendered exclusively in reliance on the certificate of the Secretary of State of California. This opinion is limited to the effect of the current state of the laws of the State of Illinois, the United States of America and, to the limited extent set forth above, the General Corporation Law of the States of California and Delaware and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

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This opinion is rendered solely for the benefit of the Underwriter in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and is not to be used for any other purpose, or circulated, quoted or otherwise referred to for any purpose, without, in each case, my written permission.

Respectfully submitted,

ANNEX A

Foreign Qualifications of Material Subsidiaries

Material Subsidiary (State of Incorporation)	State of Foreign Qualification

Horace Mann Insurance Company (Illinois)	• All 50 states* except Hawaii and New Jersey • Puerto Rico • District of Columbia

Horace Mann Life Insurance Company (Illinois)	• All 50 states* except New Jersey and New York • District of Columbia

Horace Mann Property & Casualty Insurance Company (California)	• All 50 states* except Florida, Georgia, Hawaii, Massachusetts and New Jersey • District of Columbia

Teachers Insurance Company (Illinois)	• All 50 states* except California, Hawaii and New Jersey • District of Columbia

*	Excluding state of incorporation.